Exhibit 99.1

KNIGHT NAMES STEVEN BISGAY CHIEF FINANCIAL OFFICER, SUCCEEDING JOHN B. HOWARD

Bisgay promoted from Managing Director, Business Development, after more than six years at Knight

Howard leaving Knight to join AQR Capital Management

JERSEY CITY, New Jersey (August 2, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the appointment of Steven Bisgay, 40, as Chief Financial Officer, effective August 10, 2007. He will succeed John B. Howard, 37, who is leaving Knight to become Chief Financial Officer of AQR Capital Management in Greenwich, Connecticut.

“Steve is a natural choice and excellent candidate to become Knight’s new Chief Financial Officer, and he is representative of the deep bench strength we have,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “He has been a key member of Knight’s finance team since he joined the firm, and his value has grown exponentially with each assignment. Steve’s most recent responsibility, overseeing Knight’s business development, has prepared him to be a well-rounded and strategic CFO. I am confident that Steve’s deep understanding of Knight’s financial reporting and businesses will allow him to hit the ground running in his new role.”

Mr. Bisgay has been Managing Director, Business Development, at Knight since January 2006. He has been instrumental in executing on the company’s growth strategy and diversifying Knight’s product portfolio, including playing an important role in Knight’s recent acquisitions of soft dollar, direct market access, ECN, foreign exchange and fixed income businesses. In his six years at Knight, he also oversaw financial control at the corporate level as well as internal audit. Prior to Knight, Mr. Bisgay, a Certified Public Accountant, spent more than 12 years at PricewaterhouseCoopers LLP, most recently as a Senior Manager in the firm’s Financial Services Industry Practice. Mr. Bisgay’s previous business development position at Knight has not yet been filled.

“John has been a dedicated employee who has worked tirelessly to help shape Knight into the company it is today,” Mr. Joyce said. “He earned respect as a skilled, principled CFO who could both deftly address day-to-day financial issues as well as focus on the big picture. We are sad to see John go but excited for his opportunity at a respected investment management firm like AQR Capital. On behalf of Knight’s employees, management and board of directors, I wish John continued success in his career.”

Biography

Steven Bisgay

Managing Director, Chief Financial Officer

Knight Capital Group

Steven Bisgay was named Chief Financial Officer of Knight Capital Group in August 2007 after six years in various roles at Knight, including business development, financial control and internal audit.

As Managing Director, Business Development, since January 2006, Mr. Bisgay played a key role in the strategy, management and completion of several transactions, including the acquisitions of Knight’s soft dollar, direct market access, ECN, foreign exchange and fixed income businesses. Previously, he was Group Financial Controller for Knight Capital Group, responsible for the parent company’s financial and regulatory reporting. Mr. Bisgay joined Knight in June 2001 as the Director of Internal Audit and was responsible for establishing controls and practices to ensure Knight’s compliance with corporate governance, disclosure, reporting and accounting requirements.

Prior to joining Knight, Mr. Bisgay spent more than 12 years at PricewaterhouseCoopers LLP, most recently as a Senior Manager in the firm’s Financial Services Industry Practice. He specialized in providing audit, accounting and business advisory services to PwC’s broker-dealer and investment management clients. His areas of expertise included online brokerage, fixed income, equities, venture capital, regulatory reporting, operational risk management and investment portfolio valuation.

Mr. Bisgay, a Certified Public Accountant, has a bachelor’s degree in accounting from Binghamton University and a master’s in business administration from Columbia University.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons
Senior Managing Director,	Vice President,
Corporate Communications	Media Relations
& Investor Relations	201-356-1523 or kfitzsimmons@knight.com
201-557-6954 or mwyrwas@knight.com